EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2011 SECOND QUARTER RESULTS

Second Quarter Ended June 30, 2011
Operating Loss Per Share – $1.05
Net Loss Per Share – $0.96
Net Realized Investment Gains Per Share – $0.09
Catastrophe Losses Per Share – $2.06
Large Losses Per Share – $0.21
GAAP Combined Ratio – 132.9 percent

Six-Month Period Ended June 30, 2011
Operating Loss Per Share – $1.06
Net Loss Per Share – $0.56
Net Realized Investment Gains Per Share – $ 0.50
Catastrophe Losses Per Share – $2.53
Large Losses Per Share – $0.41
GAAP Combined Ratio – 123.4 percent

2011 Operating Loss Guidance – ($0.30) to ($0.55) per share

DES MOINES, Iowa (August 9, 2011) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) today reported an operating loss of $1.05 per share for the second quarter ended June 30, 2011, compared to operating income of $0.29 per share for the second quarter of 20101.  Operating loss for the six-month period ended June 30, 2011 was $1.06 per share, compared to operating income of $1.02 for the same period in 2010.

Net loss, including realized investment gains and losses, totaled $12,481,000 ($0.96 per share) for the second quarter of 2011 compared to net income of $3,298,000 ($0.25 per share) for the second quarter of 2010. Net loss for the six-month period ended June 30, 2011 was $7,260,000 ($0.56 per share) compared to net income of $13,177,000 ($1.00 per share) for the same period in 2010.

“There is no question that we are currently in a very active weather cycle, which has significantly affected our operations,” stated Bruce G. Kelley, President and Chief Executive Officer. “Catastrophe losses for the second quarter totaled an unprecedented $41,065,000 ($2.06 per share after tax) and $50,469,000 ($2.53 per share after tax) year-to-date.  Stated another way, second quarter catastrophe losses accounted for 40.7 percentage points of our combined ratio, and year-to-date that figure was 25.6 percentage points. Our most recent 10-year (2001 through 2010) average for the first half of the year is 8.5 percentage points.”

Kelley went on to say that, “during the past several years tornados and hail storms have tended to hit more densely populated areas with larger concentrations of exposures, resulting in higher levels of insured losses.  Similar periods of increased storm activity have been seen historically as part of cyclical weather patterns, and individual years such as this have not necessarily been indicative of the future. Nonetheless, this active weather cycle accentuates the need for appropriate reinsurance coverage, and reinforces the value of our ongoing attention to property exposure concentrations.”

Premiums earned increased 4.7 percent to $100,932,000 for the second quarter of 2011, from $96,431,000 for the second quarter of 2010. For the six months ended June 30, 2011, premiums earned increased 4.5 percent to $197,218,000 from $188,776,000 in 2010.  “We are now attaining commercial lines rate level increases and continue to achieve a higher level of rate adequacy in our personal lines,” stated Kelley. “In the reinsurance segment, premium rate levels increased somewhat for April renewals, but the majority of the premium increase is a result of new business.”

Investment income decreased 9.4 percent to $11,473,000 in the second quarter of 2011 from $12,662,000 in the second quarter of 2010. For the six months ended June 30, 2011, investment income decreased 6.5 percent to $23,552,000 from $25,179,000 in 2010.  The large decline in second quarter investment income is attributed to a persistent decline in the average coupon rate on fixed maturity securities during the past several years and an increase in short-term investments, which carry far lower yields.

The Company experienced $9,190,000 ($0.46 per share after tax) of favorable development on prior years’ reserves during the second quarter of 2011, compared to $5,946,000 ($0.29 per share after tax) in the second quarter of 2010. For the six months ended June 30, 2011, the Company experienced $13,097,000 ($0.66 per share after tax) compared to $27,366,000 ($1.36 per share after tax) in 2010. Most of the increase in second quarter favorable development is attributed to the property and casualty insurance segment.  As in prior periods, development on closed claims is the main driver of the favorable development.

Net realized investment gains totaled $1,105,000 ($0.09 per share) for the second quarter of 2011 compared to a net realized investment loss of $550,000 ($0.04 per share) in 2010. For the six-month period ended June 30, 2011, net realized investment gains totaled $6,493,000 ($0.50 per share) compared to a net realized loss of $208,000 ($0.02 per share) in 2010. During the first quarter of 2011 the Company’s outside equity manager rebalanced the equity portfolio to improve future performance, which triggered a significant amount of realized gains.

“Other-than-temporary” investment impairment losses totaled $670,000 ($0.03 per share after tax) in the second quarter of 2011 compared to $1,577,000 ($0.08 per share after tax) in the second quarter of 2010.  For the six-month period ended June 30, 2011, “other-than-temporary” investment impairment losses totaled $916,000 ($0.05 per share after tax), compared to $1,929,000 ($0.10 per share after tax) in 2010. During the first six months of 2011, seven equity securities and four fixed maturity securities were deemed to be “other-than-temporarily” impaired.

Large losses (which the Company defines as losses greater than $500,000 for the pool, excluding catastrophe losses) increased to $4,144,000 ($0.21 per share after tax) in the second quarter of 2011 from $3,562,000 ($0.18 per share after tax) in the second quarter of 2010. For the six months ended June 30, 2011, large losses increased to $8,181,000 from $6,971,000 in 2010.

The Company’s combined ratio using U.S. generally accepted accounting principles (GAAP) was 132.9 percent in the second quarter of 2011 compared to 108.3 percent in the second quarter of 2010.  For the six months ended June 30, 2011, the GAAP combined ratio was 123.4 percent compared to 103.3 percent in 2010.

At June 30, 2011, consolidated assets totaled $1.2 billion, including $1.1 billion in the investment portfolio, and stockholders’ equity totaled $363.2 million, a decrease of 1.5 percent from December 31, 2010. Net book value of the Company’s stock decreased modestly to $28.06 per share from $28.52 per share at December 31, 2010.  Book value excluding accumulated other comprehensive income decreased to $25.68 per share from $26.63 per share at December 31, 2010.

On July 20, 2011 management announced that, based on actual results for the first six months of the year and projections for the remainder of the year, it was projecting a 2011 operating loss in the range of ($0.30) to ($0.55) per share.  This guidance is based on a projected GAAP combined ratio of 114.4 percent for the year. Management has reaffirmed that guidance.

During the second quarter of 2011 the Company repurchased 16,700 shares of its common stock at an average cost of $18.96 per share.  Since the inception of the repurchase program in March, 2008, the Company has repurchased 997,233 shares of common stock at a cost of approximately $23.5 million, leaving approximately $1.5 million available for the repurchase of additional shares.  The timing and terms of the purchases are determined by management based on market conditions, and the transactions are conducted in accordance with the applicable rules of the SEC.  Common stock purchased under this program is being retired by the Company.  The Company’s parent organization, Employers Mutual Casualty Company, has a stock purchase program in place as well, with about $4.5 million of its $15 million authorization remaining.  This program is currently dormant and will not be reactivated until the Company’s repurchase program is completed.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern daylight saving time on August 9, 2011 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter ended June 30, 2011, as well as its expectations for the remainder of 2011. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through November 10, 2011. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 375086.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until November 9, 2011. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

ABOUT EMCI: EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies. Additional information regarding EMC Insurance Companies may be found at www.emcins.com.

FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income (loss)” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income (loss). Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income (loss) to the GAAP financial measure of net income (loss). Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income (loss) to net income (loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Operating income (loss)	$(13,586,377)	$3,848,077	$(13,732,854)	$13,384,976
Net realized investment gains (losses)	1,105,158	(549,604)	6,472,985	(208,411)
Net income (loss)	$(12,481,219)	$3,298,473	$(7,259,869)	$13,176,565

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30,	December 31,
	2011	2010
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $371,456 and $389,679)	$322,602	$340,803
Securities available-for-sale, at fair value (amortized cost $877,611,517 and $909,582,782)	920,197,839	941,537,026
Equity securities available-for-sale, at fair value (cost $87,103,570 and $75,721,039)	110,941,324	101,138,982
Other long-term investments, at cost	22,177	29,827
Short-term investments, at cost	70,372,883	36,616,111
Total investments	1,101,856,825	1,079,662,749

Cash	276,864	491,994
Reinsurance receivables due from affiliate	36,261,477	30,256,586
Prepaid reinsurance premiums due from affiliate	9,211,749	9,530,426
Deferred policy acquisition costs (affiliated $39,315,029 and $37,584,448)	39,321,007	37,584,448
Prepaid pension benefits due from affiliate	4,260,282	5,125,701
Accrued investment income	10,339,597	10,925,854
Accounts receivable	1,226,136	1,716,150
Income taxes recoverable	9,326,943	2,350,864
Deferred income taxes	3,795,801	6,690,218
Goodwill	941,586	941,586
Other assets (affiliated $3,953,355 and $2,433,445)	4,230,738	2,517,922
Total assets	$1,221,049,005	$1,187,794,498

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30,	December 31,
	2011	2010
LIABILITIES

Losses and settlement expenses (affiliated $590,916,267 and $553,125,183)	$595,478,577	$556,140,956
Unearned premiums (affiliated $174,378,776 and $167,896,119)	174,409,257	167,896,119
Other policyholders' funds due to affiliate	6,858,887	8,315,751
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle inter-company transaction balances	12,549,689	18,380,813
Pension and postretirement benefits payable to affiliate	21,050,225	20,418,716
Other liabilities (affiliated $13,924,379 and $22,861,092)	22,458,336	23,001,141
Total liabilities	857,804,971	819,153,496

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 12,945,473 shares in 2011 and 12,927,678 shares in 2010	12,945,473	12,927,678
Additional paid-in capital	89,477,320	88,937,294
Accumulated other comprehensive income (loss):
Net unrealized losses on fixed maturity securities with "other-than-temporary" impairments	-	(69,852)
Other net unrealized gains	43,175,648	37,361,774
Unrecognized pension and postretirement benefits (all affiliated)	(12,452,027)	(12,796,435)
Total accumulated other comprehensive income	30,723,621	24,495,487
Retained earnings	230,097,620	242,280,543
Total stockholders' equity	363,244,034	368,641,002
Total liabilities and stockholders' equity	$1,221,049,005	$1,187,794,498

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended June 30, 2011	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$78,381,208	$22,550,321	$-	$100,931,529
Investment income, net	8,385,878	3,087,022	208	11,473,108
Other income	236,483	-	-	236,483
	87,003,569	25,637,343	208	112,641,120
Losses and expenses:
Losses and settlement expenses	72,619,520	29,151,246	-	101,770,766
Dividends to policyholders	(144,931)	-	-	(144,931)
Amortization of deferred policy acquisition costs	19,130,231	4,714,931	-	23,845,162
Other underwriting expenses	8,732,780	(97,668)	-	8,635,112
Interest expense	225,000	-	-	225,000
Other expenses	163,725	520,562	338,760	1,023,047
	100,726,325	34,289,071	338,760	135,354,156
Operating loss before income taxes	(13,722,756)	(8,651,728)	(338,552)	(22,713,036)
Realized investment gains	1,303,670	396,573	-	1,700,243
Loss before income taxes	(12,419,086)	(8,255,155)	(338,552)	(21,012,793)
Income tax expense (benefit):
Current	(5,704,120)	(2,732,807)	(118,493)	(8,555,420)
Deferred	505,451	(481,605)	-	23,846
	(5,198,669)	(3,214,412)	(118,493)	(8,531,574)
Net loss	$(7,220,417)	$(5,040,743)	$(220,059)	$(12,481,219)
Average shares outstanding				12,958,292
Per Share Data:
Net loss per share - basic and diluted	$(0.56)	$(0.39)	$(0.01)	$(0.96)
Decrease in provision for insured events of prior years (after tax)	$0.44	$0.02	$-	$0.46
Catastrophe and storm losses (after tax)	$(1.48)	$(0.58)	$-	$(2.06)
Dividends per share				$0.19
Other Information of Interest:
Net written premiums	$84,905,926	$22,299,695	$-	$107,205,621
Decrease in provision for insured events of prior years	$(8,725,061)	$(464,668)	$-	$(9,189,729)
Catastrophe and storm losses	$29,534,341	$11,530,250	$-	$41,064,591
GAAP Combined Ratio:
Loss ratio	92.6%	129.3%	-	100.8%
Expense ratio	35.4%	20.4%	-	32.1%
	128.0%	149.7%	-	132.9%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - CONTINUED

	Property and
	Casualty		Parent
Quarter Ended June 30, 2010	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$75,836,899	$20,594,212	$-	$96,431,111
Investment income, net	9,469,605	3,194,077	(1,658)	12,662,024
Other income	220,361	-	-	220,361
	85,526,865	23,788,289	(1,658)	109,313,496
Losses and expenses:
Losses and settlement expenses	56,797,026	14,355,042	-	71,152,068
Dividends to policyholders	1,518,624	-	-	1,518,624
Amortization of deferred policy acquisition costs	18,023,579	4,617,706	-	22,641,285
Other underwriting expenses	9,099,442	35,193	-	9,134,635
Interest expense	225,000	-	-	225,000
Other expenses	199,084	(343,097)	444,720	300,707
	85,862,755	18,664,844	444,720	104,972,319
Operating income (loss) before income taxes	(335,890)	5,123,445	(446,378)	4,341,177
Realized investment losses	(611,369)	(234,176)	-	(845,545)
Income (loss) before income taxes	(947,259)	4,889,269	(446,378)	3,495,632
Income tax expense (benefit):
Current	(946,448)	1,485,634	(156,233)	382,953
Deferred	(89,612)	(96,182)	-	(185,794)
	(1,036,060)	1,389,452	(156,233)	197,159
Net income (loss)	$88,801	$3,499,817	$(290,145)	$3,298,473
Average shares outstanding				13,129,167
Per Share Data:
Net income (loss) per share - basic and diluted	$0.01	$0.26	$(0.02)	$0.25
Decrease (increase) in provision for insured events of prior years (after tax)	$0.30	$(0.01)	$-	$0.29
Catastrophe and storm losses (after tax)	$(0.69)	$(0.13)	$-	$(0.82)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$82,019,661	$19,804,119	$-	$101,823,780
(Decrease) increase in provision for insured events of prior years	$(6,129,939)	$183,690	$-	$(5,946,249)
Catastrophe and storm losses	$13,861,767	$2,723,075	$-	$16,584,842
GAAP Combined Ratio:
Loss ratio	74.9%	69.7%	-	73.8%
Expense ratio	37.8%	22.6%	-	34.5%
	112.7%	92.3%	-	108.3%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - CONTINUED

	Property and
	Casualty		Parent
Six Months Ended June 30, 2011	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$155,692,500	$41,525,843	$-	$197,218,343
Investment income, net	17,283,528	6,267,569	606	23,551,703
Other income	440,313	-	-	440,313
	173,416,341	47,793,412	606	221,210,359
Losses and expenses:
Losses and settlement expenses	123,787,208	51,353,159	-	175,140,367
Dividends to policyholders	2,368,038	-	-	2,368,038
Amortization of deferred policy acquisition costs	38,862,928	8,793,016	-	47,655,944
Other underwriting expenses	17,823,387	433,049	-	18,256,436
Interest expense	450,000	-	-	450,000
Other expenses	326,441	941,848	687,136	1,955,425
	183,618,002	61,521,072	687,136	245,826,210
Operating loss before income taxes	(10,201,661)	(13,727,660)	(686,530)	(24,615,851)
Realized investment gains	7,657,024	2,301,415	-	9,958,439
Loss before income taxes	(2,544,637)	(11,426,245)	(686,530)	(14,657,412)
Income tax expense (benefit):
Current	(2,872,418)	(3,825,642)	(240,285)	(6,938,345)
Deferred	370,929	(830,127)	-	(459,198)
	(2,501,489)	(4,655,769)	(240,285)	(7,397,543)
Net loss	$(43,148)	$(6,770,476)	$(446,245)	$(7,259,869)
Average shares outstanding				12,946,923
Per Share Data:
Net loss per share - basic and diluted	$-	$(0.52)	$(0.04)	$(0.56)
Decrease (increase) in provision for insured events of prior years (after tax)	$0.67	$(0.01)	$-	$0.66
Catastrophe and storm losses (after tax)	$(1.65)	$(0.88)	$-	$(2.53)
Dividends per share				$0.38
Book value per share				$28.06
Effective tax rate				50.5%
Annualized net loss as a percent of beg SH equity				(3.9)%
Other Information of Interest:
Net written premiums	$161,534,226	$42,456,561	$-	$203,990,787
Increase (decrease) in provision for insured events of prior years	$(13,407,086)	$310,068	$-	$(13,097,018)
Catastrophe and storm losses	$32,957,679	$17,511,594	$-	$50,469,273
GAAP Combined Ratio:
Loss ratio	79.5%	123.7%	-	88.8%
Expense ratio	37.9%	22.2%	-	34.6%
	117.4%	145.9%	-	123.4%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - CONTINUED

	Property and
	Casualty		Parent
Six Months Ended June 30, 2010	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$150,624,262	$38,151,915	$-	$188,776,177
Investment income, net	18,886,101	6,298,177	(5,267)	25,179,011
Other income	427,047	-	-	427,047
	169,937,410	44,450,092	(5,267)	214,382,235
Losses and expenses:
Losses and settlement expenses	100,811,314	26,383,378	-	127,194,692
Dividends to policyholders	3,873,086	-	-	3,873,086
Amortization of deferred policy acquisition costs	36,274,583	8,231,817	-	44,506,400
Other underwriting expenses	18,150,455	1,349,374	-	19,499,829
Interest expense	450,000	-	-	450,000
Other expenses	426,808	(653,292)	725,394	498,910
	159,986,246	35,311,277	725,394	196,022,917
Operating income (loss) before income taxes	9,951,164	9,138,815	(730,661)	18,359,318
Realized investment losses	(205,858)	(114,774)	-	(320,632)
Income (loss) before income taxes	9,745,306	9,024,041	(730,661)	18,038,686
Income tax expense (benefit):
Current	2,123,514	2,668,621	(255,732)	4,536,403
Deferred	497,533	(171,815)	-	325,718
	2,621,047	2,496,806	(255,732)	4,862,121
Net income (loss)	$7,124,259	$6,527,235	$(474,929)	$13,176,565
Average shares outstanding				13,126,489
Per Share Data:
Net income (loss) per share - basic and diluted	$0.54	$0.50	$(0.04)	$1.00
Decrease in provision for insured events of prior years (after tax)	$0.98	$0.38	$-	$1.36
Catastrophe and storm losses (after tax)	$(0.80)	$(0.19)	$-	$(0.99)
Dividends per share				$0.36
Book value per share				$27.62
Effective tax rate				27.0%
Annualized net income as a percent of beg SH equity				7.7%
Other Information of Interest:
Net written premiums	$154,575,303	$37,800,248	$-	$192,375,551
Decrease in provision for insured events of prior years	$(19,741,712)	$(7,624,499)	$-	$(27,366,211)
Catastrophe and storm losses	$16,225,296	$3,780,162	$-	$20,005,458
GAAP Combined Ratio:
Loss ratio	66.9%	69.2%	-	67.4%
Expense ratio	38.7%	25.1%	-	35.9%
	105.6%	94.3%	-	103.3%

INVESTMENTS

The Company had total cash and invested assets with a carrying value of $1.1 billion as of June 30, 2011 and  December 31, 2010.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	June 30, 2011
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$323	$372	-	$323
Fixed maturity securities available-for-sale	877,611	920,198	83.5%	920,198
Equity securities available-for-sale	87,104	110,941	10.1%	110,941
Cash	277	277	-	277
Short-term investments	70,373	70,373	6.4%	70,373
Other long-term investments	22	22	-	22
	$1,035,710	$1,102,183	100.0%	$1,102,134

	December 31, 2010
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$341	$390	-	$341
Fixed maturity securities available-for-sale	909,583	941,537	87.2%	941,537
Equity securities available-for-sale	75,721	101,139	9.4%	101,139
Cash	492	492	-	492
Short-term investments	36,616	36,616	3.4%	36,616
Other long-term investments	30	30	-	30
	$1,022,783	$1,080,204	100.0%	$1,080,155

NET WRITTEN PREMIUMS

	Three Months Ended			Six Months Ended
	June 30, 2011			June 30, 2011
		Percent of			Percent of
		Increase/			Increase/
	Percent of	(Decrease) in		Percent of	(Decrease) in
	Net Written	Net Written		Net Written	Net Written
	Premiums	Premiums		Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	17.3%	-%		17.3%	2.3%
Liability	15.5%	5.1%		15.5%	5.3%
Property	16.8%	2.0%		17.1%	5.6%
Workers' Compensation	14.8%	(0.6	) %	15.3%	5.1%
Other	1.9%	(2.1	) %	1.8%	(10.0	) %
Total Commercial Lines	66.3%	1.5%		67.0%	4.1%

Personal Lines:
Automobile	7.2%	3.5%		7.2%	(4.5	) %
Property	5.6%	36.3%		5.2%	27.8%
Liability	0.1%	2.1%		0.1%	3.7%
Total Personal Lines	12.9%	15.5%		12.5%	6.8%
Total Property and Casualty Insurance	79.2%	3.5%		79.5%	4.5%

Reinsurance (1)	20.8%	12.6%		20.5%	9.9%
Total	100.0%	5.3%		100.0%	5.6%

(1)	Excludes $920,597 positive portfolio adjustment related to the January 1, 2011 increased participation in the MRB pool.